UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2016

SABRA HEALTH CARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman Avenue, Suite 550 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (949) 255-7100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 14, 2016, Sabra Health Care Limited Partnership, of which Sabra Health Care REIT, Inc. (“Sabra”) is the sole general partner (the “Operating Partnership”), and Sabra Canadian Holdings, LLC, also a wholly owned subsidiary of Sabra (together, the “Borrowers”), entered into a third amended and restated unsecured credit facility (the “Credit Facility”) with certain lenders as set forth in the related credit agreement; Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer; Citizens Bank, National Association and Credit Agricole Corporate and Investment Bank, as Co-Syndication Agents; BMO Harris Bank, N.A., Barclays Bank, PLC, Compass Bank, Citibank, N.A., J.P. Morgan Chase Bank, N.A., Suntrust Bank and Wells Fargo Bank, N.A., as Co-Documentation Agents; and Merrill Lynch, Pierce, Fenner & Smith, as Joint Lead Arranger and Sole Book Runner; and Citizens Bank, National Association and Credit Agricole Corporate and Investment Bank, as Joint Lead Arrangers (each as defined in such credit agreement). The Credit Facility amends and restates the amended and restated unsecured revolving credit facility (the “Prior Revolving Credit Facility”) that the Operating Partnership entered into on September 10, 2014 and amended on June 5, 2015, and replaces the Canadian dollar term loan that Sabra Canadian Holdings, LLC entered into on June 10, 2015.

The Credit Facility includes a revolving credit facility (the “Revolving Credit Facility”) and U.S. dollar and Canadian dollar term loans (collectively, the “Term Loans”). The Revolving Credit Facility provides for a borrowing capacity of $500 million (compared to $450 million under the Prior Revolving Credit Facility) and, in addition, increases its U.S. dollar and Canadian dollar term loans to $245 million and CAD $125 million, respectively (from $200 million under the Prior Revolving Credit Facility and CAD $90 million under the prior Canadian dollar term loan, respectively). Further, up to $125 million of the Revolving Credit Facility may be used for borrowings in certain foreign currencies. The Credit Facility also contains an accordion feature that can increase the total available borrowings to $1.25 billion (an increase from $750.0 million and CAD $140.0 million in the Prior Revolving Credit Facility and prior Canadian dollar term loan, respectively), subject to terms and conditions.

The Revolving Credit Facility has a maturity date of January 14, 2020, and includes two six-month extension options. The Term Loans have a maturity date of January 14, 2021.

Borrowings under the Revolving Credit Facility bear interest on the outstanding principal amount at a rate equal to an applicable percentage plus, at the Operating Partnership’s option, either (a) LIBOR or (b) a base rate determined as the greater of (i) the federal funds rate plus 0.5%, (ii) the prime rate, and (iii) one-month LIBOR plus 1.0% (the “Base Rate”). The applicable percentage for borrowings will vary based on the Consolidated Leverage Ratio, as defined in the credit agreement, and will range from 1.80% to 2.40% per annum for LIBOR based borrowings and 0.80% to 1.40% per annum for borrowings at the Base Rate. In addition, the Operating Partnership is required to pay an unused fee to the lenders equal to 0.25% or 0.30% per annum, which is determined by usage under the Revolving Credit Facility.

The U.S. dollar term loan bears interest on the outstanding principal amount at a rate equal to an applicable percentage plus, at the Operating Partnership’s option, either (a) LIBOR or (b) the Base Rate. The applicable percentage for borrowings will vary based on the Consolidated Leverage Ratio, as defined in the credit agreement, and will range from 1.75% to 2.35% per annum for LIBOR based borrowings and 0.75% to 1.35% per annum for borrowings at the Base Rate. The Canadian dollar term loan bears interest on the outstanding principal amount at a rate equal to the Canadian Dollar Offer Rate (“CDOR”) plus 1.75% to 2.35% depending on the Consolidated Leverage Ratio.

In the event that Sabra achieves investment grade ratings from at least two of S&P, Moody’s and/or Fitch, the Operating Partnership can elect to reduce the applicable percentage for LIBOR or Base Rate borrowings. If the Operating Partnership makes this election, the applicable percentage for borrowings will vary based on the Debt Ratings at each Pricing Level, as defined in the credit agreement, and will range from 0.90% to 1.70% per annum for LIBOR based borrowings under the Revolving Credit Facility, 1.00% to 1.95% per annum for LIBOR or CDOR based borrowings under the Term Loans, 0.00% to 0.70% per annum for borrowings at the Base Rate under the Revolving Credit Facility, and 0.00% to 0.95% per annum for borrowings at the Base Rate under the U.S. dollar term loan. In addition, should the Operating Partnership elect this option, the unused fee will no longer apply and a facility fee ranging between 0.125% and 0.300% per annum will take effect based on the borrowing capacity regardless of amounts outstanding under the Revolving Credit Facility.

The obligations of the Operating Partnership under the Credit Facility are guaranteed by Sabra and certain subsidiaries of Sabra.

The Credit Facility contains customary covenants that include restrictions or limitations on the ability to make acquisitions and other investments, pay dividends, incur additional indebtedness, engage in non-healthcare related business activities, enter into transactions with affiliates and sell or otherwise transfer certain assets as well as customary events of default. The Credit Facility also requires Sabra, through the Operating Partnership, to comply with specified financial covenants, which include a maximum leverage ratio, a minimum fixed charge coverage ratio and a minimum tangible net worth requirement.

The third amended and restated credit agreement relating to the Credit Facility is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by this reference. This description of the material terms of the Credit Facility is qualified in its entirety by reference to such exhibit.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Third Amended and Restated Credit Agreement, dated January 14, 2016, among Sabra Health Care Limited Partnership and Sabra Canadian Holdings, LLC, as Borrowers; Sabra Health Care REIT, Inc., as REIT Guarantor; the other guarantors party thereto; the lenders party thereto; Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer; Citizens Bank, National Association and Credit Agricole Corporate and Investment Bank, as Co-Syndication Agents; BMO Harris Bank, N.A., Barclays Bank, PLC, Compass Bank, Citibank, N.A., J.P. Morgan Chase Bank, N.A., Suntrust Bank and Wells Fargo Bank, N.A., as Co-Documentation Agents; and Merrill Lynch, Pierce, Fenner & Smith, as Joint Lead Arranger and Sole Book Runner; and Citizens Bank, National Association and Credit Agricole Corporate and Investment Bank, as Joint Lead Arrangers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/S/ RICHARD K. MATROS
Name: Richard K. Matros
Title: Chief Executive Officer & President

Dated: January 15, 2016